UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 10, 2017

Bioptix, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

834-F South Perry Street, Suite 443 Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 545-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 10, 2017, Bioptix, Inc. (the "Company") received a notice of deficiency from The Nasdaq Stock Market ("Nasdaq") indicating that the Company is not in compliance with Nasdaq's audit committee requirements as set forth in Nasdaq Listing Rule 5605.

Nasdaq Listing Rule 5605 requires that the Company's audit committee be comprised of at least three independent directors. The Company's non-compliance results from the appointment of Mr. Michael M. Beeghley, the Company's current Chairman and member of the audit committee, to the position of Chief Executive Officer, effective April 6, 2017. Due to Mr. Beeghley's appointment to the position of Chief Executive Officer he is no longer independent, resulting in the audit committee being currently comprised of two independent members.

Consistent with Listing Rule 5605(c)(4), Nasdaq has provided the Company a cure period to regain compliance as follows:

- until the earlier of the Company's next annual shareholders' meeting or April 6, 2018; or

- if the next annual shareholders' meeting is held before October 3, 2017, then the Company must evidence compliance no later than October 3, 2017.

The Company expects to regain compliance prior to the end of the cure period by appointing an additional independent director to the Company's Board of Directors and audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bioptix, Inc. (Registrant)
April 13, 2017	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer